Exhibit 5.1

                [RUBIN BAUM LEVIN CONSTANT & FRIEDMAN LETTERHEAD]


                                                   ________, 1998

CyberShop International, Inc.
130 Madison Avenue
New York, NY 10016

Ladies and Gentlemen:

     We have acted as counsel to you in connection with (i) an underwritten public offering of up to 2,300,000 shares (the "Company Shares") of common stock, par value $.001 per share of CyberShop International, Inc., a Delaware corporation (the "Company") (the "Common Stock"), together with an additional 345,000 shares of Common Stock if and to the extent the underwriters exercise an over-allotment option granted by the Company (the "Over-Allotment Shares"), and
(ii) the preparation and filing of the registration statement on Form S-1, File No. 333-42707 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Company Shares and the Over-Allotment Shares (collectively, the "Shares").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

     (b) due execution by the Company and registration by its registrar of the Shares,

     (c)  the  offering  and  sale  of  the  Shares  as   contemplated   by  the
          Registration Statement, and

     (d) receipt by the Company of the consideration required for the Shares contemplated by the Registration Statement,

the  Shares  will  be  duly   authorized,   validly   issued,   fully  paid  and
nonassessable.

     We are members of the bar of the State of New York, and the opinion expressed herein is limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters."



                                        Very truly yours,


                                        /s/ RUBIN BAUM LEVIN CONSTANT & FRIEDMAN